Exhibit 3.284

AGREEMENT OF LIMITED LIABILITY COMPANY

OF

WARNER MUSIC DISTRIBUTION LLC

A DELAWARE LIMITED LIABILITY COMPANY

September 30, 2009

The undersigned member (the “Undersigned Member”) hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “Act”), and hereby declares the following to be the Limited Liability Company Agreement of such limited liability company:

1. Name. The name of the limited liability company formed hereby (the “LLC”) is Warner Music Distribution LLC.

2. Purpose and Powers. The LLC is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the LLC is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidentals to the foregoing.

3. Registered Office. The registered office of the LLC in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

4. Registered Agent. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

5. Admission. Simultaneously with the execution and delivery of this Agreement and the filing of the Certificate of Formation and the Certificate of Conversion with the Office of the Secretary of State of the State of Delaware, the Undersigned Member is admitted as the sole Member of the LLC. The name and address of the Undersigned Member are as follows:

Rep Sales, Inc.

c/o Warner Music Group

75 Rockefeller Plaza

New York, NY 10019

Attn: General Counsel

6. Percentage Interest and Allocations of Profits and Losses. On the date hereof, the Undersigned Member’s interest in the LLC shall be 100%. In the event additional Members are admitted to the LLC, each such Member’s interest in the LLC shall be expressed as a percentage and determined after giving effect to all contributions of property or money or other valuable consideration, distributions and allocations for all periods ending on or prior to such date (as to any member, its “Percentage Interest”).

As of the date hereof, all of the LLC’s profits and losses shall be allocated to the Undersigned Member. In the event additional Members are admitted to the LLC, the LLC’s profits and losses shall thereafter be allocated in accordance with the Percentage Interests of the Members, respectively.

7. Distributions. The Undersigned Member may cause the LLC to distribute any cash held by it which is neither reasonably necessary for the operation of the LLC nor in violation of Sections 18-607 or 18-804 of the Act to the Undersigned Member at any time. In the event additional Members are admitted to the LLC, and except as set forth in Section 15 hereof, cash available for distribution shall be distributed to the Members in accordance with their respective Percentage Interests.

8. Management. The LLC shall be managed exclusively by the Undersigned Member. The Undersigned Member shall have all powers necessary, useful or appropriate for the day-to-day management and conduct of the LLC’s business. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the LLC, including without limitation any agreements specified in Section 2 hereof, shall be valid and binding on the LLC if executed by the Undersigned Member. The Undersigned Member shall have the power to, as deemed necessary and appropriate, delegate all management responsibility and create officer positions. Elizabeth Ruddle is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the LLC (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in a jurisdiction in which the LLC may wish to conduct business.

9. Compensation. The Undersigned Member shall not receive compensation for services rendered to the LLC.

10. Assignments. The Undersigned Member may assign all or any part of its limited liability company interest at any time, and, unless the Undersigned Member otherwise provides, any transferee shall become a substituted Member automatically. In the event there is more than one Member, any Member may assign all or any part of its limited liability company interest only with the consent of all other Members, and any such transferee may only become a substituted Member with the consent of all other Members.

11. Additional Membership. Additional Persons (as defined in the Act) may be admitted as Members of LLC, without the sale, assignment, transfer or exchange by the Undersigned Member of all or any part of its limited liability company interest, upon the terms and conditions as the Undersigned Member may provide, from time to time. In such event, the Percentage Interests of the Undersigned Member and such additional Members shall be adjusted pro rata, as the case may be, to reflect the capital contribution, the existing Members shall assign a Percentage Interest to the additional Member and the Percentage Interests of the existing Members shall be adjusted accordingly.

12. Dissolution. The LLC shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Undersigned Member, (b) if there is more than one Member, the unanimous written consent of all the Members, or (c) an event of dissolution of the LLC under the Act.

13. Distributions upon Dissolution. Upon the occurrence of an event set forth in Section 14 hereof, the Undersigned Member (or, if there be more than one Member, the Members) shall be entitled to receive, after paying or making reasonable provision for all of the LLC’s creditors to the extent required by Section 18-804(a)(1) of the Act, the remaining funds of the LLC (or, if there be more than one Member, the Members’ respective positive Capital Account balances until such balances, if any, are reduced to zero and then the balance shall be distributed to each such Member in accordance with their respective Percentage Interests).

14. Withdrawal. The Undersigned Member may withdraw from the LLC at any time. In the event there is more than one Member, any such Member (including the Undersigned Member) may withdraw from the LLC only upon the consent of all other Members. Upon any such permitted withdrawal, the withdrawing Member shall receive its cumulative Capital Contributions, if any.

15. Limited Liability. Neither the Undersigned Member nor any other Member, if any, shall have any liability for the obligations of the LLC except to the extent provided in the Act, if any.

16. Amendment. This Agreement may be amended only in a writing signed by the Undersigned Member (or if there be more than one Member, by all of the Members).

17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

18. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

19. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given and received for all purposes (a) if delivered personally to the person or to an officer of the person to whom the same is directed, or (b) when the same is actually received, if sent either by a nationally recognized courier or delivery service or registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimiled communication sent by a nationally recognized courier or delivery service, registered or certified mail, postage and charges prepaid, addressed to the recipient party at the address set forth for such party above.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement of Limited Liability Company as of the date first written above.

REP SALES, INC.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President and Secretary

[Signature Page to LLC Agreement of Warner Music Distribution, LLC]